Exhibit (h)(3)(iii)

Exhibit B

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT FOR

CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST

Revised as of December 16, 2016

New Funds

Fund Name	Expense Limitation Expiration Date	Recoupment Period Expiration Date

AllianzGI Best Styles Emerging Markets Equity Fund	01/31/18	09/30/21
AllianzGI Best Styles Global Equity Fund	01/31/18	09/30/21
AllianzGI Best Styles International Equity Fund	01/31/18	09/30/21
AllianzGI Best Styles U.S. Equity Fund	01/31/18	09/30/21
AllianzGI China Equity Fund	01/31/18	09/30/21
AllianzGI Convertible Fund	03/31/14	09/30/17
AllianzGI Emerging Markets Consumer Fund	01/31/18	09/30/21
AllianzGI Emerging Markets Debt Fund	01/31/18	09/30/21
AllianzGI Emerging Markets Small-Cap Fund	01/31/18	09/30/21
AllianzGI Europe Equity Dividend Fund	01/31/18	09/30/21
AllianzGI Global Allocation Fund	01/31/18	09/30/21
AllianzGI Global Dynamic Allocation Fund	01/31/18	09/30/21
AllianzGI Global Fundamental Strategy Fund	01/31/18	09/30/21
AllianzGI Global Megatrends Fund	01/31/18	09/30/21
AllianzGI Global Sustainability Fund	01/31/18	09/30/21
AllianzGI Global Water Fund	03/31/14	09/30/17
AllianzGI High Yield Bond Fund	03/31/14	09/30/17
AllianzGI International Growth Fund	01/31/18	09/30/21
AllianzGI International Small-Cap Fund	01/31/18	09/30/21
AllianzGI Micro Cap Fund	01/31/18	09/30/21
AllianzGI Multi-Asset Real Return Fund	01/31/18	09/30/21
AllianzGI NFJ Emerging Markets Value Fund	01/31/18	09/30/21
AllianzGI NFJ Global Dividend Value Fund	01/31/18	09/30/21
AllianzGI NFJ International Small-Cap Value Fund	01/31/18	09/30/21
AllianzGI NFJ International Value II Fund	01/31/18	09/30/21
AllianzGI Short Duration High Income Fund*	03/31/16	09/30/19
AllianzGI Structured Return Fund	01/31/18	09/30/21
AllianzGI Ultra Micro Cap Fund	03/31/14	09/30/17
AllianzGI U.S. Equity Hedged Fund	01/31/18	09/30/21
AllianzGI U.S. Small-Cap Growth Fund	01/31/18	09/30/21

*	Effective April 1, 2015, the expense limitations for Classes A, C, P and Institutional Class shares of AllianzGI Short Duration High Income were terminated.

[Signature page follows.]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Lawrence G. Altadonna
Name:	Lawrence G. Altadonna
Title:	Director

[Schedule A to Expense Limitation Agreement – Signature Page]